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                                                        Exhibit 23
                                                        AT&T Capital Corporation

                         Consent of Independent Auditors

We consent to the use of our report dated February 6, 1997 on the consolidated financial statements of Newcourt Credit Group Inc. as at December 31, 1996 and 1995 and for the years then ended, incorporated by reference in the preliminary prospectus of Newcourt Credit Group Inc. dated November 17, 1997 included in the Current Report on Form 8-K of AT&T Capital Corporation dated November 19, 1997 (as amended by a Current Report on Form 8-K/A of AT&T Capital Corporation dated February 11, 1998).


Toronto, Canada                                           Signed Ernst & Young
February 11, 1998                                         Chartered Accountants